Exhibit 10.1

RESOLUTION OF THE SOLE MEMBER/OWNER OF FUTURELAND PROPERTIES, LLC FOR SALE AND MERGER OF ENTITY WITH FUTURELAND, CORP. (FORMERLY KNOWN AS AEGEA, INC.)

Pursuant to the Colorado Revised Statutes under Chapter 7, the following actions have been unanimously approved by the undersigned Directors to have been and were effective March 10, 2015.

BE IT RESOLVED that the FutureWorld, Corp. as the sole owner/member of the limited liability corporation, FutureLand Properties, LLC, a Colorado Limited Liability Corporation (Corporate Document Number 20141612273), does hereby declare that effective with the sale and exchange agreement of March 10, 2015, which was entered into by FutureWorld, Corp. as the sole owner of FutureLand Properties, LLC, did sell such entity to such entity known then as Aegea, Inc. (now known as FutureWorld, Corp. Corporate Document Number 20071541870), all right title and ownership of FutureLand Properties, LLC.

BE IT RESOLVED that such sale did occur in the sale Exchange Agreement effective that date, and including, but not limited to all ownership of all member units, shares, assets, intellectual property, business, contracts, leases, leaseholds, real property and personal property of FutureLand Properties, LLC.  Such properties which exist in FutureLand Properties, LLC. includes:

1.The corporate entity of FutureLand Properties, LLC, a Colorado Limited Liability Company, together with all shares and member units representing such ownership.

2.All right title and interest to all real property with the following description:

Land and improvements (200 Acres) commonly known as Phase 1 Lot 19 Majors Ranch, La Vita Colorado 81011.

3.All intellectual property rights, which consist of all websites, business plans, contractual rights, litigation claims, and any other matter which are owned as a matter of business or operations.

BE IT RESOLVED that such sale of such corporate entity and all assets of such were intended as the exchange which was being made in such Exchange Agreement of March 10, 2015, with such AEGA Holders in such agreement. Further, the issuance and exchange of shares being made to FutureWorld, Corp. is in exchange for such assets. Further that the issuance of such shares of the merger entity (Aegea, Inc.) to the AEGA Holders was made in conformity with such agreement as consideration for their exchange as set forth in the Exchange Agreement.

Unanimously adopted as set forth below to be effective on the date set forth above.

/s/ Sam Talari
Sam Talari
For FutureWorld Corp.
Dated: June 1, 2015